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                                                                    Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report on the financial statements of SLC Technologies, Inc. dated February 19, 1999 included in Proxy Statement of Interlogix, Inc. (formerly, ITI Technologies, Inc.) dated March 27, 2000, and to all references to our Firm included in this registration statement.


                                                     /s/  Arthur Andersen LLP


Philadelphia, Pennsylvania
May 10, 2000